NVR, Inc. Announces Third Quarter Results

RESTON, Va., Oct. 21, 2013 /PRNewswire/ -- NVR, Inc. (NYSE: NVR), one of the nation's largest homebuilding and mortgage banking companies, announced net income for its third quarter ended September 30, 2013 of $82,935,000, $17.67 per diluted share. Net income and diluted earnings per share for its third quarter ended September 30, 2013 increased 56% and 71%, respectively, when compared to the 2012 third quarter. Consolidated revenues for the third quarter of 2013 totaled $1,188,967,000, a 37% increase from $870,637,000 for the comparable 2012 quarter.

For the nine months ended September 30, 2013, consolidated revenues were $2,969,115,000, 32% higher than the $2,240,912,000 reported for the same period of 2012. Net income for the nine months ended September 30, 2013 was $168,666,000, an increase of 41% when compared to the nine months ended September 30, 2012. Diluted earnings per share for the nine months ended September 30, 2013 was $34.13, an increase of 47% from $23.22 per diluted share for the comparable period of 2012.

Homebuilding

New orders in the third quarter of 2013 decreased 7% to 2,381 units when compared to 2,558 units in the third quarter of 2012. The cancellation rate in the third quarter of 2013 was 19% compared to 17% in the third quarter of 2012 and 14% in the second quarter of 2013. Settlements increased in the third quarter of 2013 to 3,342 units, 26% higher than the same period in 2012. The Company's backlog of homes sold but not settled as of September 30, 2013 increased on a unit basis by 14% to 5,656 units and on a dollar basis by 24% to $2,077,425,000 when compared to September 30, 2012.

Homebuilding revenues for the three months ended September 30, 2013 totaled $1,167,595,000, 37% higher than the year earlier period. Gross profit margin in the third quarter of 2013 was 17.4% compared to 17.8% in the third quarter of 2012. Income before tax from the homebuilding segment totaled $119,787,000 in the 2013 third quarter, an increase of 60% when compared to the third quarter of 2012.

Mortgage Banking

Mortgage closed loan production of $695,930,000 for the three months ended September 30, 2013 was 17% higher than the same period last year. Operating income for the mortgage banking operations during the third quarter of 2013 increased 25% to $11,803,000, when compared to $9,478,000 reported for the same period of 2012.

About NVR

NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding unit sells and builds homes under the Ryan Homes, NVHomes, Fox Ridge Homes and Heartland Homes trade names, and operates in twenty-seven metropolitan areas in fourteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com, www.foxridgehomes.com and www.heartlandluxuryhomes.com.

Some of the statements in this release made by the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document may include those regarding market trends, NVR's financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level), including the possibility of a U.S. Government shutdown or the failure of the U.S. Congress to raise the debt ceiling; interest rate changes; access to suitable financing by NVR and NVR's customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Homebuilding:
Revenues	$ 1,167,595	$ 854,396	$ 2,910,673	$ 2,195,881
Other income	1,030	599	3,154	2,045
Cost of sales	(964,416)	(702,436)	(2,422,789)	(1,819,243)
Selling, general and administrative	(78,897)	(76,553)	(239,430)	(222,483)
Operating income	125,312	76,006	251,608	156,200
Interest expense	(5,525)	(1,351)	(16,214)	(1,579)
Homebuilding income	119,787	74,655	235,394	154,621

Mortgage Banking:
Mortgage banking fees	21,372	16,241	58,442	45,031
Interest income	1,396	1,025	3,398	3,505
Other income	218	161	509	373
General and administrative	(11,026)	(7,789)	(30,459)	(24,029)
Interest expense	(157)	(160)	(408)	(455)
Mortgage banking income	11,803	9,478	31,482	24,425

Income before taxes	131,590	84,133	266,876	179,046

Income tax expense	(48,655)	(31,133)	(98,210)	(59,085)

Net income	$ 82,935	$ 53,000	$ 168,666	$ 119,961

Basic earnings per share	$ 18.08	$ 10.60	$ 35.01	$ 23.76

Diluted earnings per share	$ 17.67	$ 10.33	$ 34.13	$ 23.22

Basic weighted average shares outstanding	4,588	4,999	4,817	5,049

Diluted weighted average shares outstanding	4,695	5,132	4,942	5,167

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2013	December 31, 2012
ASSETS	(Unaudited)

Homebuilding:
Cash and cash equivalents	$ 804,629	$ 1,139,103
Receivables	13,137	9,421
Inventory:
Lots and housing units, covered under
sales agreements with customers	750,209	515,498
Unsold lots and housing units	97,102	81,932
Land under development	59,409	68,336
Manufacturing materials and other	10,350	12,365
	917,070	678,131

Assets related to consolidated variable interest entity	9,808	15,626
Contract land deposits, net	218,527	191,538
Property, plant and equipment, net	31,622	27,016
Reorganization value in excess of amounts
allocable to identifiable assets, net	41,580	41,580
Goodwill and finite-lived intangible assets, net	7,520	9,219
Other assets, net	287,485	270,636
	2,331,378	2,382,270

Mortgage Banking:
Cash and cash equivalents	6,960	13,498
Mortgage loans held for sale, net	153,928	188,929
Property and equipment, net	4,165	2,465
Reorganization value in excess of amounts
allocable to identifiable assets, net	7,347	7,347
Other assets	15,119	10,333
	187,519	222,572

Total assets	$ 2,518,897	$ 2,604,842

NVR, Inc.
Consolidated Balance Sheets (Continued)
(in thousands, except share and per share data)

	September 30, 2013	December 31, 2012
LIABILITIES AND SHAREHOLDERS' EQUITY	(Unaudited)

Homebuilding:
Accounts payable	$ 221,343	$ 163,446
Accrued expenses and other liabilities	270,750	234,804
Liabilities related to consolidated variable interest entity	2,476	2,180
Non-recourse debt related to consolidated variable
interest entity	559	4,574
Customer deposits	122,227	99,687
Senior notes	599,053	598,988
	1,216,408	1,103,679

Mortgage Banking:
Accounts payable and other liabilities	27,395	20,686
	27,395	20,686

Total liabilities	1,243,803	1,124,365

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares
authorized; 20,555,330 and 20,556,198 shares
issued as of September 30, 2013 and
December 31, 2012	206	206
Additional paid-in-capital	1,208,653	1,169,699
Deferred compensation trust – 109,256 and
152,223 shares of NVR, Inc. common
stock as of September 30, 2013 and
December 31, 2012, respectively	(17,741)	(25,331)
Deferred compensation liability	17,741	25,331
Retained earnings	4,507,746	4,339,080
Less treasury stock at cost – 16,008,428 and
15,642,068 shares at September 30, 2013
and December 31, 2012, respectively	(4,441,511)	(4,028,508)
Total shareholders' equity	1,275,094	1,480,477
Total liabilities and shareholders' equity	$ 2,518,897	$ 2,604,842

NVR, Inc.
Operating Activity
(dollars in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Homebuilding data:
New orders (units)
Mid Atlantic (1)	1,224	1,355	4,611	4,339
North East (2)	265	217	832	712
Mid East (3)	543	576	2,325	2,051
South East (4)	349	410	1,401	1,227
Total	2,381	2,558	9,169	8,329

Average new order price	$ 367.9	$ 334.7	$ 355.9	$ 325.2

Settlements (units)
Mid Atlantic (1)	1,700	1,339	4,331	3,620
North East (2)	264	249	714	665
Mid East (3)	890	682	2,205	1,739
South East (4)	488	386	1,242	1,031
Total	3,342	2,656	8,492	7,055

Average settlement price	$ 349.2	$ 321.7	$ 342.7	$ 311.2

Backlog (units)
Mid Atlantic (1)			2,963	2,692
North East (2)			551	423
Mid East (3)			1,272	1,119
South East (4)			870	716
Total			5,656	4,950

Average backlog price			$ 367.3	$ 338.3

Community count (average)	453	412	447	401
Lots controlled at end of period			61,500	55,500

Mortgage banking data:
Loan closings	$ 695,930	$ 594,867	$ 1,816,146	$ 1,563,921
Capture rate	79%	86%	82%	87%

Common stock information:
Shares outstanding at end of period			4,546,902	4,874,817
Number of shares repurchased	154,696	276,995	454,782	276,995
Aggregate cost of shares repurchased	$ 140,830	$ 220,128	$ 435,809	$ 220,128

(1)	Virginia, West Virginia, Maryland, Delaware and Washington, D.C.
(2)	New Jersey and eastern Pennsylvania
(3)	New York, Ohio, western Pennsylvania, Indiana and Illinois
(4)	North Carolina, South Carolina, Florida and Tennessee

CONTACT: Curt McKay, Office: (703) 956-4058